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                                                                             (j)

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference, in Post-Effective Amendment Number 18 to the Registration Statement (Form N-1A No. 33-52784) and related Prospectuses of ABN AMRO Funds, of our report dated February 12, 1999 on the Treasury Money Market Fund, Government Money Market Fund, Money Market Fund, Tax-Exempt Money Market Fund, Fixed Income Fund, Intermediate Government Fixed Income Fund, Tax-Exempt Fixed Income Fund, International Fixed Income Fund, Balanced Fund, Value Fund, Growth Fund, International Equity Fund, Small Cap Growth Fund, Real Estate Fund, Asian Tigers Fund, Latin America Equity Fund, and Small Cap Value Fund, each a portfolio of ABN AMRO Funds.

                                          /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 26, 1999